UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Koss Corporation
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KOSS CORPORATION

4129 NORTH PORT WASHINGTON AVENUE

Milwaukee, Wisconsin 53212

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

OCTOBER 27, 2010

We hereby notify you that we will hold the annual meeting of stockholders of Koss Corporation at the Milwaukee River Hilton Hotel at 4700 North Port Washington Avenue, Milwaukee, Wisconsin, on Wednesday, October 27, 2010, at 9:00 a.m.  At the annual meeting, we will consider and act on the following proposals:

1.                                       The election of six (6) directors;

2.                                       The ratification of the appointment of Baker Tilly Virchow Krause, LLP as the independent accountants of the Company for the fiscal year ending June 30, 2011; and

3.                                       Such other business as may properly be brought before the annual meeting.

Only stockholders of record at the close of business on September 15, 2010, will be entitled to notice of and to vote at the annual meeting.  Information regarding the matters to be considered and voted upon at the annual meeting is set forth in the Proxy Statement accompanying this notice.

You are cordially invited to attend our annual meeting in person, if possible.  In order to assist us in preparing for our annual meeting, we urge you to promptly sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage.  If you attend our annual meeting, you may vote your shares in person even if you previously submitted a proxy.

By Order of the Board of Directors

/s/ David D. Smith

David D. Smith, Secretary

Milwaukee, Wisconsin
September 20, 2010

KOSS CORPORATION

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 27, 2010

INTRODUCTION

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF KOSS CORPORATION (the “Company”) for use at the Company’s 2010 Annual Meeting of Stockholders (the “Meeting”) and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

Date, Time and Location.  The Meeting will be held at the Milwaukee River Hilton Hotel, 4700 North Port Washington Avenue, Milwaukee, Wisconsin 53212, on Wednesday, October 27, 2010, at 9:00 a.m. local time.

Purposes of the Meeting.  The Company is soliciting the stockholders’ proxies.  At the Meeting, stockholders will consider and vote upon the following: (i) the election of six (6) directors for one-year terms; (ii) a proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”), as the independent accountants for the fiscal year ending June 30, 2011; and (iii) such other business as may properly be brought before the Meeting.

Proxy Solicitation.  The cost of soliciting proxies will be borne by the Company.  Proxies will be solicited primarily by mail and may be made by directors, officers and employees personally or by telephone.  The Company will reimburse brokerage firms, custodians and nominees for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.  Proxy Statements and proxies will be mailed to stockholders on approximately September 23, 2010.

Quorum and Voting Information.  Only stockholders of record of the Company’s $.005 par value common stock (the “Common Stock”) at the close of business on September 15, 2010 (the “Record Date”) are entitled to vote at the Meeting.  As of the Record Date, there were issued and outstanding 7,382,706 shares of Common Stock, each of which is entitled to one vote per share.  A quorum of stockholders is necessary to take action at the Meeting.  A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting.  Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting.  The inspector of elections will determine whether or not a quorum is present at the Meeting.  The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum.  If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares of Common Stock on a particular matter (a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter (although those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

The six nominees receiving the greatest number of votes cast in person or by proxy at the Meeting will be elected directors of the Company.  The vote required to ratify the appointment of Baker Tilly as independent accountants for the year ending June 30, 2011 and to approve any other matter to be presented to the Meeting, is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.  Abstentions and broker non-votes will have no effect on the election of directors and will have the same effect as votes “against” ratification of Baker Tilly as the Company’s accountants for the year ending June 30, 2011.

Proxies and Revocation of Proxies.  A proxy in the accompanying form that is properly executed, duly returned to the Company and not revoked, will be voted in accordance with instructions contained therein.  In the event that any matter not described in this Proxy Statement properly comes before the Meeting, the accompanying form of proxy authorizes the persons appointed as proxies thereby (the “Proxyholders”) to vote on such matter in their sole discretion.  At the present time, the Company knows of no other matters that are to come before the Meeting.  See “PROPOSAL 3. TRANSACTION OF OTHER BUSINESS.”  If no instructions are given with respect to any particular matter to be acted upon, a proxy will be voted “FOR” the election of all nominees for director named in this Proxy Statement and “FOR” the ratification of Baker Tilly as the Company’s independent accountants for the year ending June 30, 2011.  If matters other than those mentioned in this Proxy Statement properly come before the Meeting, a proxy will be voted in accordance with the best judgment of a majority of the Proxyholders named therein.

Each such proxy granted may be revoked at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

Annual Report.  The Company’s Annual Report to Stockholders, which includes the Company’s audited financial statements for the year ended June 30, 2010, although not a part of this Proxy Statement, is delivered herewith.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on October 27, 2010

The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card

are available at www.koss.com.

PROPOSAL 1.  ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of directors on the Board of Directors of the Company (the “Board”) will be no fewer than five and no greater than twelve.  We had six directors during fiscal year 2010 and will also elect six directors for fiscal year 2011.  Each director elected will serve until the next Annual Meeting of Stockholders and until the director’s successor is duly elected, or until his prior death, resignation, or removal.  The six nominees that receive the most votes will be appointed to serve on our Board for the next year.

Information as to Nominees

The following identifies the nominees for the six director positions and provides information as to their business experience for the past five years.  Each nominee is presently a director of the Company:

John C. Koss, 80, has served continuously as Chairman of the Board of the Company or its predecessors since 1958.  Previously, he served as Chief Executive Officer from 1958 until 1991.  Mr. Koss founded Koss Corporation, which was built on the stereo headphones, which he developed.  With more than fifty years of experience in the industry, Mr. Koss provides a valuable combination of industry knowledge, leadership, operations expertise and innovation experience. Throughout his career at Koss, Mr. Koss held numerous executive management positions. His management of the business included all aspects of business strategy, crisis management, risk management and operations.

Thomas L. Doerr, 66, has been a director of the Company since 1987.  In 1972, Mr. Doerr co-founded Leeson Electric Corporation and served as its President and Chief Executive Officer until 1982.  The company manufactures industrial electric motors.  In 1983, Mr. Doerr incorporated Doerr Corporation as a holding company for the purpose of acquiring established companies involved in distributing products to industrial and commercial markets.  Mr. Doerr brings a wealth of entrepreneurial experience to the Board including a hands-on understanding of strategy development, operations and finance. Mr. Doerr has directly been involved in all aspects of his businesses including operations, distribution, purchasing, finance and quality control.

Michael J. Koss, 56, has held various positions at the Company since 1976 and has been a director of the Company since 1985.  He was elected President and Chief Operating Officer of the Company in 1987, Chief Executive Officer in 1991 and Vice-Chairman in 1998.  Mr. Koss brings to the Board intimate knowledge of the Company’s daily operations as the Company’s Chief Executive Officer. In addition, Mr. Koss’s extensive senior leadership experience in various positions gives him a broad understanding of the types of operational, financial and strategic issues that affect the Company.  He has been the driving force behind the Company’s new product development.  Mr. Koss is also a director of STRATTEC Security Corporation.

Lawrence S. Mattson, 78, has been a director of the Company since 1978.  Mr. Mattson is the retired President of Oster Company, a division of Sunbeam Corporation, which manufactures and sells portable household appliances.  Throughout his career at Oster, Mr. Mattson held numerous executive management positions including Vice President of Finance.  Mr. Mattson’s career, which includes an accounting background, has provided him with strong accounting and finance, operational and governance skills.

Theodore H. Nixon, 58, has been a director of the Company since 2006.  Since 1992, Mr. Nixon has been the Chief Executive Officer of D.D. Williamson, which is a manufacturer of caramel coloring used in the food and beverage industries.  Mr. Nixon joined D.D. Williamson in 1974 serving in several executive management positions prior to being promoted to President and Chief Operating Officer in 1982.  Mr. Nixon brings to the board business leadership, corporate strategy and operating expertise.  In particular, he has extensive experience in launching new products, brand building, innovation, marketing, customers and sales channels. Mr. Nixon also lends a global business perspective, based on his leadership of global business operations at D.D. Williamson.

John J. Stollenwerk, 70, has been a director of the Company since 1986.  Mr. Stollenwerk is the former Chief Executive Officer, and President of Allen Edmonds Shoe Corporation, an international manufacturer and retailer of high quality footwear.  He is also a director of Badger Meter, Inc. and Thos. Moser Cabinetmakers.  He was formerly a director of U.S. Bancorp and Northwestern Mutual Life.  Mr. Stollenwerk brings to the Board senior executive leadership experience from a large international company and a diverse background in strategy development, operational management, financial oversight, consumer goods and experience as board member of other public companies.

Director Qualifications

Each director nominee possesses the following experience, qualifications, attributes and skills, in addition to those reflected above, as these are required of all candidates nominated for election or reelection to the Board of Directors:

•                  The highest level of personal and professional ethics, integrity and values;

•                  An inquiring and independent mind;

•                  Practical wisdom and mature judgment;

•                  Broad training and experience at the policy-making level in business, finance and accounting, or technology;

•                  Expertise that is useful to Koss and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members can be achieved and maintained;

•                  Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•                  Commitment to serve on the Board for several years to develop knowledge about Koss’s business;

•                  Willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•                  Involvement only in activities or interests that do not conflict with the director’s responsibilities to Koss and its stockholders.

The Company expects that the “Koss Family” (John C. Koss, Michael J. Koss and John Koss, Jr.), who beneficially own approximately 73.27% of the outstanding Common Stock, will vote “for” the election of all nominees named above to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES

NAMED ABOVE TO THE BOARD OF DIRECTORS.

Board Committees

The Board has appointed the following standing committees for auditing and accounting matters, executive compensation and board nominations.  Each member of these committees is “independent” as defined in Nasdaq Marketplace Rule 4200.

Audit Committee.  The Audit Committee, which is composed of Mr. Doerr, Mr. Mattson Mr. Nixon and Mr. Stollenwerk, reviews and evaluates the effectiveness of the Company’s financial and accounting functions, including reviewing the scope and results of the audit work performed by the independent accountants and by the Company’s internal accounting staff.  The Audit Committee met five times during the fiscal year ended June 30, 2010.  The independent accountants were present at four of these meetings to discuss their audit scope and the results of their audit.  For more information about the Audit Committee meetings, see the “Audit Committee Report.”  The Audit Committee is governed by a written charter approved and adopted by the Board, which charter was attached as Appendix A to the proxy materials, dated August 31, 2007, for the annual meeting held on October 10, 2007 for the fiscal year ended June 30, 2007.

Audit Committee Financial Expert.  The Board has determined that Mr. Mattson is an “Audit Committee Financial Expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

Compensation Committee.  The Compensation Committee, which is composed of Mr. Doerr, Mr. Mattson, Mr. Nixon and Mr. Stollenwerk, has responsibility for reviewing and recommending adjustments for all employees whose annual salaries exceed $100,000 or who report directly to the Company’s Chief Executive Officer.  The Compensation Committee met once during the fiscal year ended June 30, 2010.  The Company’s 1990 Flexible Incentive Plan (the “Plan”) is administered by the Compensation Committee.  Subject to the express provisions of the Plan, the Committee has complete authority to (i) determine when and to whom benefits are granted; (ii) determine the terms and provisions of benefits granted; (iii) interpret the Plan; (iv) prescribe, amend and rescind rules and regulations relating to the Plan; (v) accelerate, purchase, adjust or remove restrictions from benefits; and (vi) take any other action which it considers necessary or appropriate for the administration of the Plan.

Nominating Committee and Director Nomination Process.  The Nominating Committee, which is composed of Mr. Doerr, Mr. Mattson and Mr. Stollenwerk, has responsibility for overseeing the director nomination process and for identifying and evaluating potential candidates and recommending candidates to the Board for nomination.  Candidates will be evaluated by the Nominating Committee on the basis of outstanding achievement in their professional careers, broad experience, wisdom, personal and professional integrity and their experience with and understanding of the business environment.  With respect to minimum qualifications of candidates, the Nominating Committee will consider candidates who have the experiences, skills and characteristics necessary to gain a basic understanding of the principal operational and financial objectives and plans of the Company, the results of operations and financial condition of the Company and the relative standing of the Company and its business segments in relation to its competitors.  The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations for director are submitted in writing to the Secretary, c/o Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212 and include the following information: (i) name and address of the stockholder making the recommendation; (ii) name and address of the candidate; and (iii) pertinent biographical information about the candidate.  Any recommendations must be submitted by the deadline by which a stockholder must give notice of a matter that he or she wishes to bring before the Company’s Annual Meeting as described in the Stockholder Proposals for the 2011 Annual Meeting section of this Proxy Statement.  The Nominating Committee does not currently have a charter.

With respect to diversity, certain of our directors have strong technical backgrounds that are relevant to our industry; another of our directors has a background in accounting, finance, and management. We believe that the backgrounds and skills of our directors bring a diverse range of experience, opinion and perspectives to the board.

Board Leadership Structure

The current Chairman of our board of directors is Mr. John C. Koss.  The roles of Chairman of the Board and Chief Executive Officer are separate.  The Chief Executive Officer is Mr. Michael Koss, the son of Mr. John C. Koss.  Our board of directors believes that the separation of the offices of the Chairman and Chief Executive Officer allows the Company’s Chief Executive Officer to focus on the Company’s business strategy, operations and corporate vision.  Our board of directors consists of a majority of independent directors, and each of the committees of our board of directors is comprised solely of independent directors.

Risk Oversight

While our management is responsible for assessing and managing risks to the Company, our board of directors takes an active role, as a whole and also at the committee level, in overseeing the material risks facing the Company, including operational, financial, legal and regulatory and strategic and reputational risks. Risks are considered in virtually every business decision and as part of the Company’s overall business strategy.  Our board committees also regularly engage in risk assessment as a part of their regular function.  The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Nominating Committee manages risks associated with corporate governance, including risks associated with the independence of the board and reviews risks associated with potential conflicts of interest affecting directors and executive officers of the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through committee reports about such risks.  The board of directors regularly engages in discussion of financial, legal, technological, economic and other risks. Because overseeing risk is an ongoing process that is inherent in the Company’s strategic decisions, our board of directors discusses risk throughout the year at other meetings in relation to specific proposed actions.  Additionally, our board of directors exercises its risk oversight function in approving the annual budget and quarterly forecasts and in reviewing the Company’s long-range strategic and financial plans with management.

Attendance at Board and Committee Meetings

During the fiscal year ended June 30, 2010, the Board held nine meetings.  Every incumbent director attended 90% or more of the total of (i) all meetings of the Board, plus (ii) all meetings of the committees on which they served during their respective terms of office.

Attendance at Annual Meetings

All of the members of the Board, Mr. John C. Koss, Mr. Michael J. Koss, Mr. Doerr, Mr. Mattson, Mr. Stollenwerk and Mr. Nixon, attended last year’s annual meeting held on October 7, 2009.  The Company has no formal written policy regarding attendance at annual meetings of the Company, but strongly encourages all directors to make attendance at all annual meetings a priority.

Independence of the Board

Each of Mr. Doerr, Mr. Mattson, Mr. Nixon and Mr. Stollenwerk, is “independent” as such term is defined in Nasdaq Marketplace Rule 4200.  These independent directors constitute a majority of the Board, as required under Nasdaq Marketplace Rule 4350(c).

Communications with the Board

Stockholders may communicate with the Board, individually or as a group, by sending written communications to: Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212.  Stockholders may also communicate with members of the Board by telephone (414) 964-5000 or facsimile (414) 964-8615.  If any correspondence is addressed to the Board or to a member of the Board, that correspondence is forwarded directly to the Board or member of the Board.

Code of Ethics

The Board approved and adopted a Code of Ethics for the Company’s directors, officers and employees, which is attached as Exhibit 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Executive Officers

Information is provided below with respect to the executive officers of the Company.  Each executive officer is elected annually by the Board of Directors and serves for one year or until his or her successor is appointed.

Name	Age	Positions Held	Current Position Held Since
Michael J. Koss	56	President, Chief Operating Officer, Chief Executive Officer	1987 (Chief Executive Officer since 1991)
David D. Smith	55	Executive Vice President, Chief Financial Officer since January 2010; VP-Finance and CFO of Milsco Manufacturing from June 2006 through January 2010; CFO of Alkar-RapidPak, Inc. from March 2002 through June 2006; Certified Public Accountant	2010
John Koss, Jr.	53	Vice President — Sales	1988
Declan Hanley	63	Vice President — International Sales	1994
Lenore E. Lillie	51	Vice President — Operations	1998
Cheryl Mike	58	Vice President — Human Resources and Customer Service	2001

Beneficial Ownership of Company Securities

Security Ownership by Nominees and Management.  The following table sets forth, as of September 1, 2010, the number of shares of Common Stock “beneficially owned” (as defined under applicable regulations of the SEC) and the percentage of such shares to the total number of shares outstanding, for all nominees, for each executive officer named in the Summary Compensation Table (see “Executive Compensation and Related Matters — Summary Compensation Table”), for all directors and executive officers as a group and for each person and each group of persons who, to the knowledge of the Company as of June 30, 2010, were the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Business Address (1)	Number of Shares Beneficially Owned (2)	Percent of Outstanding Common Stock (3)
John C. Koss (4)	2,809,048	38.05%
Michael J. Koss (5)	2,001,844	27.12%
John Koss, Jr. (6)	597,960	8.10%
Thomas L. Doerr	0	*
Lawrence S. Mattson	0	*
Theodore H. Nixon	8,000	*
John J. Stollenwerk	27,537	*
Declan Hanley (7)	128,000	1.73%
Lenore E. Lillie (8)	126,716	1.72%
Cheryl Mike (9)	675,314	9.07%

All directors and executive officers as a group (10 persons) (10)	5,615,105	76.06%
Koss Family Voting Trust, John C. Koss, Trustee (11)	2,433,570	32.96%
Koss Employee Stock Ownership Trust (“KESOT”) (12)	611,314	8.28%

(*)	denotes beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the business address of all persons named in the above table is c/o Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, WI 53212.

(2)

Unless otherwise noted, amounts indicated reflect shares as to which the beneficial owner possesses sole voting and dispositive powers. Also included are shares subject to stock options if such options are exercisable within 60 days of August 1, 2010.

(3)

All percentages shown in the above table are based on 7,382,706 shares outstanding and entitled to vote on August 1, 2010, plus (for Michael J. Koss, John C. Koss, Jr., Mr. Hanley, Ms. Lillie, Ms. Mike and for all directors and executive officers as a group) the number of options exercisable within 60 days of August 1, 2010. The percentage calculation assumes, for each individual owning options and for directors and executive officers as a group, the exercise of that number of stock options that are exercisable within 60 days of August 1, 2010.

(4)

Includes the following shares which are deemed to be “beneficially owned” by John C. Koss: (i) 268,064 shares owned directly or by his spouse; (ii) 2,433,570 shares as a result of his position as trustee of the Koss Family Voting Trust; (iii) 104,000 shares as a result of his position as co-trustee of the John C. and Nancy Koss Revocable Trust; and (iv) 3,414 shares by reason of the allocation of those shares to his account under the Koss Employee Stock Ownership Trust (“KESOT”) and his ability to vote such shares pursuant to the terms of the KESOT.

(5)

Includes the following shares which are deemed to be “beneficially owned” by Michael J. Koss: (i) 968,462 shares owned directly or by reason of family relationships; (ii) 113,017 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares; (iii) 222,068 shares as a result of his position as an officer of the Koss Foundation; (iv) 200,000 shares with respect to which he holds options which are exercisable within 60 days of August 1, 2010; and (v) 611,314 shares which are held by the KESOT (see Note (10), below). The 113,017 shares allocated to Michael J. Koss’ KESOT account, over which he holds voting power, are included within the aforementioned 611,314 shares but are counted only once in his individual total.

(6)

Includes the following shares which are deemed to be “beneficially owned” by John Koss, Jr.: (i) 388,694 shares owned directly or by reason of family relationships; (ii) 100,000 shares with respect to which he holds options which are exercisable within 60 days of August 1, 2010; and (iii) 109,266 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares.

(7)	Includes the following shares which are deemed to be “beneficially owned” by Declan Hanley: (i) 128,000 with respect to which he holds options which are exercisable within 60 days of August 1, 2010.

(8)

Includes the following shares which are deemed to be “beneficially owned” by Lenore E. Lillie: (i) 20,088 shares owned directly; (ii) 71,308 shares with respect to which she holds options which are exercisable within 60 days of August 1, 2010; and (iii) 35,320 shares by reason of the allocation of those shares to her account under the KESOT and her ability to vote such shares.

(9)

Includes the following shares which are deemed to be “beneficially owned” by Cheryl Mike: (i) 64,000 shares with respect to which she holds options which are exercisable within 60 days of August 1, 2010; and (ii) 25,515 shares by reason of the allocation of those shares to her account under the KESOT and her ability to vote such shares; and (iii) 611,314 shares which are held by the KESOT (see Note (10), below). The 25,515 shares allocated to Cheryl Mike’s KESOT account, over which she holds voting power, are included within the aforementioned 611,314 shares but are counted only once in her individual total.

(10)

This group includes 10 people, all of whom are listed on the accompanying table. To avoid double-counting: (i) the 611,314 total shares held by the KESOT and deemed to be beneficially owned by Michael J. Koss and Cheryl Mike as a result of their position as KESOT Co-Trustees (see Note (5) and Note (9), above) include shares allocated to the KESOT accounts of John C. Koss, Michael J. Koss, John Koss, Jr., Ms. Lillie and Ms. Mike, in the above table but are included only once in the total; and (ii) the 2,433,570 shares deemed to be beneficially owned by John C. Koss as a result of his position as trustee of the Koss Family Voting Trust (see Note (4), above) are included in his individual total share ownership and are included only once in the total.

(11)

The Koss Family Voting Trust was established by John C. Koss. The sole trustee is John C. Koss. The term of the Koss Family Voting Trust is indefinite. Under the Trust Agreement, John C. Koss, as trustee, holds full voting and dispositive power over the shares held by the Koss Family Voting Trust. All of the 2,433,570 shares held by the Koss Family Voting Trust are included in the number of shares shown as beneficially owned by John C. Koss (see Note (4), above).

(12)

The KESOT holds 611,314 shares. Authority to vote these shares is vested in KESOT participants to the extent shares have been allocated to individual KESOT accounts. All 611,314 of these KESOT shares are also included in the number of shares shown as beneficially owned by Michael J. Koss (see Note (5), above) and Cheryl Mike (see Note (9), above). Michael J. Koss and Cheryl Mike (the Company’s Vice President of Human Resources) serve as Trustees of the KESOT and, as such, they share dispositive power with respect to (and are therefore each deemed under applicable SEC rules to beneficially own) all 611,314 KESOT shares.

SUMMARY COMPENSATION TABLE

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal year ended June 30, 2010 for (i) the Chief Executive Officer (“CEO”) of the Company and (ii) each of the other six executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, including the CEO, the “Named Executive Officers”).

				Non-Equity
Name & Principal Position	Year	Salary ($)	Option Awards ($) (1)	Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
John C. Koss (3)	2010	150,000	0	26,139	27,580	203,719
Chairman of the Board	2009	150,000	0	82,795	34,447	267,242

Michael J. Koss (4)	2010	295,000	248,085	36,594	58,116	637,795
Chief Executive Officer	2009	295,000	0	115,913	39,594	450,507

John Koss, Jr. (5)	2010	200,000	155,053	43,500	40,045	438,598
Vice President — Sales	2009	200,000	0	0	35,122	235,122

David D. Smith (6)	2010	91,667	42,387	35,000	387	169,441
Chief Financial Officer	2009	0	0	0	0	0

Declan Hanley (7)	2010	122,805	33,839	296,942	33,625	487,211
Vice President — International Sales	2009	116,599	0	264,581	34,937	416,117

Lenore Lillie (8)	2010	145,000	33,839	3,765	30,422	213,026
Vice President — Operations	2009	140,000	0	11,442	22,115	173,557

Cheryl Mike (9)	2010	98,000	33,839	2,544	28,965	163,348
Vice President — Human Resources & Customer Service	2009	95,000	0	7,764	15,060	117,824

(1)

Represents the aggregate grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718. See Note 6 to the Company’s consolidated financial statements for the year ended June 30, 2010 included in the Annual Report on Form 10-K for 2010 for the relevant assumptions used to determine the valuation of option awards.

(2)

For John C. Koss, Michael J. Koss, Lenore Lillie and Cheryl Mike the Company paid profit-based incentive compensation quarterly based on pre-tax earnings as originally reported. John Koss, Jr. and Declan Hanley received performance awards based on sales. David D. Smith received a performance bonus as approved by the Compensation Committee.

(3)

Mr. John C. Koss, Sr. received $7,000 in 2009 in Company matching contributions under the Company’s 401(k) Plan. Mr. Koss also received Company contributions to the KESOT for the accounts of John C. Koss in the amount of $2,513 in 2010 and $2,380 in 2009. Car leases were paid by the Company for John C. Koss in the amount of $21,360 in 2010 and 2009, and premiums were paid by the Company for life insurance in the amount $3,708 in 2010 and 2009.

(4)

Mr. Michael J. Koss received $29,250 in 2010 and $13,000 in 2009 in Company matching contributions under the Company’s 401(k) Plan. Mr. Koss also received Company contributions to the KESOT for the accounts of Michael J. Koss in the amount of $2,776 in 2010 and $2,380 in 2009. Car leases were paid by the Company for Michael J. Koss in the amount of $25,316 in 2010 and $23,800 in 2009, and premiums were paid by the Company for life insurance in the amount $774 in 2010 and $414 in 2009.

(5)

Mr. John Koss, Jr. received $27,500 in 2010 and $21,050 in 2009 in Company matching contributions under the Company’s 401(k) Plan. Mr. Koss also received Company contributions to the KESOT for the accounts of John Koss, Jr. in the amount of $2,491 in 2010 and $2,380 in 2009. Car leases were paid by the Company for John Koss, Jr. in the amount of $9,640 in 2010 and $11,278 in 2009, and premiums were paid by the Company for life insurance in the amount $414 in 2010 and 2009.

(6)	Premiums paid by the Company for life insurance for Mr. David D. Smith were $387 in 2010.

(7)

Mr. Declan Hanley received $5,000 in 2010 and 2009 in lieu of participation in the Company’s 401(k) Plan. Retirement plan contributions were made by the Company for Declan Hanley in the amount of $8,431 in 2010 and $10,842 in 2009. Car leases were paid by the Company for Declan Hanley in the amount of $20,194 in 2010 and $19,095 in 2009.

(8)

Ms. Lenore Lillie received $27,388 in 2010 and $20,085 in 2009 in Company matching contributions under the Company’s 401(k) Plan. Ms. Lillie also received Company contributions to the KESOT for the accounts of Lenore Lillie in the amount of $1,710 in 2010 and $1,616 in 2009. Premiums were paid by the Company for life insurance in the amount $1,325 in 2010 and $414 in 2009.

(9)

Ms. Cheryl Mike received $27,343 in 2010 and $13,495 in 2009 in Company matching contributions under the Company’s 401(k) Plan. Ms. Mike also received Company contributions to the KESOT for the accounts of Cheryl Mike in the amount of $1,157 in 2010 and $1,100 in 2009. Premiums were paid by the Company for life insurance in the amount $464 in 2010 and 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers at June 30, 2010, including the number of shares underlying both exercisable and un-exercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John C. Koss	0	0	0	N/A	N/A
Michael J. Koss	40,000	0	0	$9.56	07/20/10
	80,000	0	0	$14.40	05/08/11
	60,000	20,000	0	$10.71	05/09/12
	60,000	60,000	0	$8.53	05/08/13
	0	160,000	0	$6.905	07/15/14
John Koss, Jr.	30,000	0	0	$9.56	07/20/10
	40,000	0	0	$14.40	05/08/11
	30,000	10,000	0	$10.71	05/09/12
	30,000	30,000	0	$8.53	05/08/13
	0	100,000	0	$6.905	07/15/14
David D. Smith	0	50,000	0	$3.90	01/19/20
Declan Hanley	20,000	0	0	$8.3775	04/25/11
	20,000	0	0	$8.40	04/24/12
	20,000	0	0	$7.875	04/30/13
	40,000	0	0	$11.005	04/28/14
	8,000	2,000	0	$8.69	07/20/15
	8,000	2,000	0	$13.09	05/08/16
	6,000	4,000	0	$9.735	05/09/17
	4,000	6,000	0	$7.755	05/08/18
	0	20,000	0	$6.275	07/15/19
Lenore Lillie	3,308	0	0	$7.875	04/30/13
	40,000	0	0	$11.005	04/28/14
	8,000	2,000	0	$8.69	07/20/15
	8,000	2,000	0	$13.09	05/08/16
	6,000	4,000	0	$9.735	05/09/17
	4,000	6,000	0	$7.755	05/08/18
	0	20,000	0	$6.275	07/15/19
Cheryl Mike	40,000	0	0	$11.005	04/28/14
	4,000	2,000	0	$8.69	07/20/15
	8,000	2,000	0	$13.09	05/08/16
	6,000	4,000	0	$9.735	05/09/17
	4,000	6,000	0	$7.755	05/08/18
	0	20,000	0	$6.275	07/15/19

(1) All options for the Named Executive Officers, which include David D. Smith, Declan Hanley, Lenore Lillie and Cheryl Mike, vest over a period of five (5) years with the first 20% vesting one year after the date of grant.  The options are exercisable for ten (10) years and expire on the date ten years from the date of grant.  All options for the Named Executive Officers, which include Michael J. Koss and John Koss, Jr., vest over a period of four (4) years with the first 25% vesting one year after the date of the grant.  The options are exercisable for five (5) years and expire on the date five years from the date of grant.

Benefit Plans

The Company has certain benefit plans and arrangements which are available to the CEO and certain of the executives of the Company set forth in the Summary Compensation Table above (the “Named Executive Officers”) including the following:

•                  Supplemental Medical Care Reimbursement Plan.  Each officer of the Company is covered by a medical care reimbursement plan for all medical expenses incurred that are not covered under group health insurance up to an annual maximum of 10% of salary.

•                  Employee Stock Ownership Plan and Trust.  In December 1975, the Company adopted the KESOT, which is a form of employee benefit plan designed to invest primarily in employer securities.  The KESOT is qualified under Section 401(a) of the Internal Revenue Code.  All full-time employees with at least six months uninterrupted service with the Company are eligible to participate in the KESOT.  Contributions to the KESOT are allocated to the accounts of participants in proportion to the ratio that a participant’s compensation bears to total compensation of all participants.  Accounts are adjusted each year to reflect the investment experience of the trust and forfeitures from accounts of non-vested terminated participants.  All unallocated shares will be voted by the KESOT Trustees as directed by the KESOT Committee.  Michael J. Koss and Cheryl Mike currently serve as KESOT Trustees and as the members of the KESOT Committee.  Voting rights for all allocated shares are passed through to the participant for whose account such shares are allocated, and must be voted by the Trustees in accordance with the participants’ direction.  As of September 1, 2010 the KESOT held 611,314 shares of Common Stock (approximately 8.28% of the total number of shares outstanding).

•                  Retirement Agreement.  John C. Koss is eligible to receive his current base salary of $150,000 for the remainder of his life, whether he becomes disabled or not.  John C. Koss is 80 years old and will be entitled to receive this benefit upon his retirement from the Company.  The Company has a deferred compensation liability of $494,755 and $421,470 recorded as of June 30, 2010 and 2009, respectively, for this arrangement.

•                  Stock Option Plans.  In 1990, the Board of Directors created, and the stockholders approved, a Flexible Incentive Plan (the “Plan”).  This Plan is administered by the Compensation Committee and vests the Compensation Committee with discretionary powers to choose from a variety of incentive compensation alternatives to make annual stock-based awards to officers, key employees, and other members of the Company’s management team.

•                  Supplemental Executive Retirement Plan.  The Board of Directors has by resolution entered into a Supplemental Executive Retirement Plan with Michael J. Koss which calls for Michael J. Koss to receive annual cash compensation following his retirement from the Company (“Retirement Payments”) in an amount equal to 2% of the base salary of Michael J. Koss, multiplied by his number of years of service to the Company (for example, if Michael J. Koss had worked 25 years, then he would be entitled to receive 50% of base salary).  The base salary shall be calculated using the average base salary of Michael J. Koss during the three years preceding his retirement.  The Retirement Payments are to be paid to Michael J. Koss monthly until his death, and after his death shall continue to be paid monthly to his surviving spouse until her death.  The Company has a deferred compensation liability of $1,257,704 and $1,119,771 recorded as of June 30, 2010 and 2009, respectively, for this arrangement.

•                  Profit Sharing Plan.  Every quarter of each fiscal year, the Company sets aside a percentage of any operating profits and distributes it to all employees (except John C. Koss, Michael J. Koss, John Koss, Jr., David D. Smith and Declan Hanley) based on their hourly rate of pay.  All full-time Koss employees (except John C. Koss, Michael J. Koss, John Koss, Jr., David D. Smith and Declan Hanley) are eligible for profit sharing if they have been employed for the complete fiscal quarter.  Deductions are made from profit sharing for each absence (paid sick days and unpaid days) based on the number of hours of time lost.

•                  401(k) Plan.  All full-time employees of the Company are eligible to participate in the Company’s 401(k) Plan the beginning of the fiscal quarter after they have completed one full fiscal quarter of service.  Employees are able to defer a dollar amount up to the federal yearly maximum.  The Company, in its discretion, matches the employee dollar deferral with a dollar per dollar match.  The funds that are deferred and matched are immediately 100% vested to the employee’s 401(k) account.  The employees allocate their funds to a group of nine funds or they may self-direct their funds to a qualified 401(k) of their choice.

DIRECTOR COMPENSATION

The Company uses cash-based incentive compensation to attract and retain qualified candidates to serve on the Board.  In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Cash Contributions Paid to Non-employee Board Members

Directors who are not also employees of the Company receive an annual retainer of $10,000, plus $2,000 per director for each board meeting attended, $1,000 per director for each committee meeting attended, $2,000 per year for the audit committee chair to review statements with the audit partner and $1,000 per year for other committee chairs for service for each remaining committee.

Stock Option Program

There are no stock option programs in place for non-employee members of our Board.

DIRECTOR COMPENSATION TABLE

Name	Year	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
John C. Koss (1)	2010	0	0	0
Thomas L. Doerr	2010	54,000	0	54,000
Michael J. Koss (2)	2010	0	0	0
Lawrence S. Mattson	2010	44,000	0	44,000
Theodore H. Nixon	2010	41,000	0	41,000
John J. Stollenwerk	2010	47,000	0	47,000

(1)                                 John C. Koss did not receive additional compensation for his service as a member of our Board.

(2)                                 Michael J. Koss did not receive additional compensation for his service as a member of our Board.

AUDIT COMMITTEE REPORT

THE REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE “ACTS”), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four non-employee directors.  The members of the Committee are Mr. Doerr, Mr. Mattson, Mr. Nixon and Mr. Stollenwerk.  Each member of the Audit Committee is “independent” as defined in Nasdaq Marketplace Rule 4200. The Audit Committee held five meetings during the fiscal year ended June 30, 2010.

The responsibilities of the Audit Committee are set forth in its Charter, which is reviewed and amended periodically, as appropriate.  Generally, the Audit Committee reviews and monitors the Company’s financial reporting process on behalf of the Board of Directors.  The Audit Committee operates under a written charter adopted by the Board of Directors.  In fulfilling its responsibilities, the Audit Committee, among other things, monitors the integrity of the financial reporting process, systems of internal controls and financial statements and reports of the Company; appoints, compensates, retains and oversees the Company’s independent auditors, including reviewing the qualifications, performance and independence of the independent auditors; reviews and pre-approves all audit, attest and review services and permitted non-audit services; oversees the audit work performed by the Company’s internal accounting staff; and oversees the Company’s compliance with legal and regulatory requirements.  The Audit Committee meets twice a year with the Company’s independent accountants to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Specifically, the Audit Committee has:

(i)             reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2010 with the Company’s management;

(ii)          discussed with Baker Tilly Virchow Krause, LLP (“Baker Tilly”), the Company’s independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T;

(iii)       received the written disclosures and the letter from Baker Tilly, the Company’s independent accountants, required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence;

(iv)  based on the discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for filing with the SEC.

AUDIT COMMITTEE
Thomas L. Doerr
Lawrence S. Mattson
Theodore H. Nixon
John J. Stollenwerk

Related Transactions

Building Lease.  The Company leases its facility in Milwaukee, Wisconsin from its Chairman.  On August 15, 2007, the lease was renewed for a period of five years, ending June 30, 2013, and is being accounted for as an operating lease.  The lease extension maintained the rent at a fixed rate of $380,000 per year.  The Company is responsible for all property maintenance, insurance, taxes and other normal expenses related to ownership.

Stock Repurchases. The Company has previously announced its intention to repurchase shares of Common Stock in the open market or in private transactions as such shares become available from time to time, because the Company believes that its stock is undervalued in the current market and that such repurchases enhance the value to stockholders.  The Company did not repurchase any shares during the fiscal year ended June 30, 2010.  The Company believes that purchases of Common Stock enhance stockholder value and will continue from time to time to engage in such transactions either on the open market or in private transactions.

The Company has an agreement with its Chairman, John C. Koss, in the event of his death, at the request of the executor of his estate, to repurchase his Company common stock from his estate.  The repurchase price is 95% of the fair market value of the common stock on the date that notice to repurchase is provided to the Company. The total number of shares to be repurchased shall be sufficient to provide proceeds which are the lesser of $2,500,000 or the amount of estate taxes and administrative expenses incurred by his estate.  The Company may elect to pay the purchase price in cash or may elect to pay cash equal to 25% of the total amount due and to execute a promissory note at the prime rate of interest for the balance payable over four years.  The Company maintains a $1,150,000 life insurance policy to fund a substantial portion of this obligation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and with The Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

David D. Smith became the Chief Financial Officer of the Company on January 18, 2010. On February 18, 2010, he filed his Initial Statement of Beneficial Ownership of Securities on Form 3, on which he reported that he owns no shares of the Company, on an untimely basis.

Other than as described above, based solely on review of such reports furnished to the Company or representations that no other reports were required, the Company believes that, during the 2010 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The firm of Baker Tilly has acted as our independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2010.  Baker Tilly has served the Company as its independent accountants and independent auditors since January 5, 2010.  Baker Tilly audited the restatement of the Company’s financial statements for the fiscal year ended June 30, 2009.  Representatives of Baker Tilly are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so.  The Baker Tilly representatives are expected to be available to respond to appropriate questions at the Meeting.

Prior to the appointment of Baker Tilly, Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent accountants.  On December 31, 2009, the Company, upon a recommendation from the Company’s Audit Committee and approved by the Board of Directors, dismissed Grant Thornton as its independent auditor.  None of Grant Thornton’s audit reports of the Company’s financial statements, including financial statements for the past two years, contained an adverse opinion, a disclaimer of opinion, nor were they qualified or modified as to uncertainty, scope, or accounting principles.  During the past two fiscal years and any subsequent interim period, there were no disagreements between the Company and Grant Thornton as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Although this appointment of Baker Tilly as independent accountants is not required to be submitted to a vote by stockholders, the Board believes it appropriate, as a matter of policy, to request that the stockholders ratify the appointment.  If stockholder ratification (by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting) is not received, the Audit Committee of the Board will reconsider the appointment.  Even if the selection of Baker Tilly is ratified, the Audit Committee of the Board may, in its discretion, appoint a different firm at any time during the year if the Audit

Committee feels that such a change would be in the best interests of the Company and its stockholders.  Unless otherwise directed, the proxy will be voted in favor of the ratification of such appointment.

Fees and Services

The following table represents fees for professional services rendered to the Company by Baker Tilly, Grant Thornton and PricewaterhouseCoopers (“PWC”), for the fiscal years ended June 30, 2010 and 2009 respectively:

	Fiscal Year Ended
	June 30, 2010		June 30, 2009

Audit Fees	$457,839	(1)	$134,000	(4)
Audit-Related Fees	$0		$17,295	(5)
Tax Fees	$108,525	(2)	$66,080	(6)
All Other Fees	$0		$30,700	(7)
Total	$566,364	(3)	$248,075	(8)

(1)                                Of this amount, $399,915 was attributable to Baker Tilly and $57,924 was attributable to Grant Thornton.

(2)                                Of this amount, $9,800 was attributable to Baker Tilly and $98,725 was attributable to PWC.

(3)                                Of this amount, $409,715 was attributable to Baker Tilly, $57,924 was attributable to Grant Thornton and $98,725 was attributable to PWC.

(4)                                This entire amount was attributable to Grant Thornton.

(5)                                This entire amount was attributable to Grant Thornton.

(6)                                This entire amount was attributable to PWC.

(7)                                This entire amount was attributable to PWC.

(8)                                Of this amount, $151,295 was attributable to Grant Thornton and $96,780 was attributable to PWC.

Audit Fees.  For the fiscal years ended June 30, 2010 and 2009. the “Audit Fees” reported above were billed by Baker Tilly and Grant Thornton for professional services rendered for the audit of the Company’s annual financial statements, for professional services rendered for the audit and restatement on Form 10-K/A of the Company’s June 30, 2009 financial statements, the review of financial statements included in the Company’s quarterly 10-Q filings and for services normally provided by Baker Tilly and Grant Thornton in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  For the fiscal year ended June 30, 2009, the “Audit-Related Fees” reported above were billed by Grant Thornton for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements, but which were not reported as Audit Fees.

Tax Fees.  For the fiscal years ended June 30, 2010 and 2009, the “Tax Fees” reported above were billed by Baker Tilly and PWC for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  For the fiscal years ended June 30, 2009, the “All Other Fees” reported above were billed by Grant Thornton and PWC for professional services rendered for assistance not related to Audit Fees, Audit-Related Fees or Tax Fees.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors.  Under the policy, the Audit Committee is to specifically pre-approve before the filing of the Form 10-K Annual Report for the previous fiscal year any recurring audit and audit-related services to be provided during the following fiscal year.  The Audit Committee also may generally pre-approve, up to a specified maximum amount, any non-recurring audit and audit related services for the following fiscal year.  All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring and reports to the Audit Committee at its next scheduled meeting.  Permissible non-audit services are to be pre-approved on a case-by-case basis.  The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting.  The Company’s independent auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

In accordance with Section 10A of the Securities Exchange Act of 1934, as amended by Section 202 of the Sarbanes-Oxley Act of 2002, the Company is required to disclose the approval by the Audit Committee of the Board of non-audit services performed by the Company’s independent auditors.  Non-audit services are services other than those provided in connection with an audit review of the financial statements.  During the period covered by this filing, the Audit Committee approved all Audit-Related Fees, Tax Fees and All Other Fees, and the services rendered in connection with these fees, as reported in the table shown above.

The Company expects that the “Koss Family,” who own or beneficially own approximately 73.27% of the outstanding Common Stock, will vote “for” the ratification of Baker Tilly as independent accountants for the fiscal year ending June 30, 2010.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” RATIFICATION OF
BAKER TILLY AS INDEPENDENT
ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2011.

PROPOSAL 3.  TRANSACTION OF OTHER BUSINESS

The Board of Directors of the Company is not aware of any other matters that may come before the meeting.  If any other matters are properly presented to the meeting for action, it is the intention of the persons named as proxies in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

There are no stockholder proposals on the agenda for the Meeting.  In order to be eligible for inclusion in the Company’s proxy materials for its 2011 annual meeting, a stockholder proposal must be received by the Company no later than May 23, 2011 and must otherwise comply with the applicable rules of the SEC.  To avoid controversy over when a stockholder proposal is received, stockholder proposals should be sent by certified mail, return receipt requested and should be addressed to the Secretary of the Company.

By Order of the Board of Directors

/s/ David D. Smith

David D. Smith, Secretary

Milwaukee, Wisconsin
September 20, 2010

PROXY

KOSS CORPORATION

4129 North Port Washington Avenue

Milwaukee, Wisconsin 53212

2010 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John C. Koss and Thomas L. Doerr, or either of them, as Proxies, each with full power of substitution for himself and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Koss Corporation held as of the record date and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 27, 2010 and any or all adjournments thereof, with like effect as if the undersigned were personally present and voting.

Properly executed proxies received by the Company will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR the election of all nominees listed for director and FOR Proposal 2.  If any other matters properly come before the meeting, this proxy will be voted in accordance with the best judgment of the Proxies appointed.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

KOSS CORPORATION

October 27, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, Proxy Statement, Proxy Card

are available at — www.koss.com

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  ELECTION OF DIRECTORS

NOMINEES:

☐ John C. Koss

☐ Thomas L. Doerr

☐ Michael J. Koss

☐ Lawrence S. Mattson

☐ Theodore H. Nixon

☐ John J. Stollenwerk

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  •

2.  PROPOSAL TO RATIFY THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS INDEPENDENT ACCOUNTANTS OF THE CORPORATION FOR THE FISCAL YEAR ENDING JUNE 30, 2011.

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.